UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610 Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 3, 2014, Acadia Healthcare Company, Inc. (the “Company”) issued a press release regarding the signing of a definitive agreement to acquire Partnerships in Care (“PiC”). PiC is the second largest independent provider of inpatient behavioral healthcare services in the United Kingdom, operating 23 inpatient psychiatric facilities with over 1,200 beds. A copy of the press release is furnished as Exhibit 99.1 hereto.

On June 3, 2014, representatives of the Company will be participating in the Jefferies 2014 Global Healthcare Conference. In connection with the conference, there will be an on-line web cast of the Company’s presentation available at the Company’s web site starting at 10:30 a.m. Eastern Time/9:30 a.m. Central Time on Tuesday, June 3, 2014. During the Company’s presentation, Company representatives will discuss information described on the slides attached to this Form 8-K as Exhibit 99.2.

The live web cast of the Company’s presentation, and the slides to be discussed during the presentation, will be available on the Company’s web site, www.acadiahealthcare.com, by clicking on the “Investor Relations” link. Please go to the site at least 15 minutes prior to the web cast to download and install any necessary software. A replay of the presentation will also be available on the Company’s web site for two weeks.

The press release and the slides are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates them by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 3, 2014

99.2	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: June 3, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 3, 2014

99.2	Slide Presentation